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                      FRONTIER CORPORATION

              SUPPLEMENTAL MANAGEMENT PENSION PLAN

                         Amendment No. 3


     Pursuant to Article Six, the Plan is amended, effective

March 16, 1999, as follows:

     1.   Section 6.1 is amended by deleting the current

provision in its entirety and substituting in its place the

following:


          6.1 While the Company intends to maintain this Plan in conjunction with the Funded Plan for as long as necessary, the Board reserves the right to amend or terminate it at any time for whatever reasons it may deem appropriate prior to a Change in Control. Upon a Change in Control, this Plan may not be amended or terminated to the extent that any such amendment or termination would reduce the amount payable to a Participant hereunder or otherwise prejudice a Participant's rights or benefits under the Plan.

          IN WITNESS WHEREOF, the Company has caused its duly

authorized officer to execute this amendment on its behalf this

30th day of June, 1999.


                              FRONTIER CORPORATION

                              By:  Josephine S. Trubek
                              Title:  Corporate Secretary